UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 8, 2006

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2006, InFocus Corporation issued a press release announcing that it has negotiated an extension from Wells Fargo Foothill related to the Company’s $25 million line of credit, which moves the due date for providing the bank with audited financial statements for its fiscal year 2005. The extended due date for providing Wells Fargo Foothill with the audited financial statements for fiscal year 2005 is May 31, 2006. A copy of the extension is attached as Exhibit 10.1.

Item 8.01 Other Events

On March 9, 2006, InFocus Corporation issued a press release announcing it expects a delay in filing its fiscal 2005 Annual Report on Form 10-K with the Securities and Exchange Commission. The delay in filing will allow for the completion of internal investigations recently initiated by the Company’s Audit Committee and completion of related audit procedures by the Company’s registered independent auditors, KPMG LLP. The Audit Committee does not expect to be able to conclude its review by the March 16, 2006 deadline for filing the Company’s 2005 Annual Report on Form 10-K. Additional details on the expected delay are included in the press release which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

10.1	Letter Extension of Delivery of Annual Financial Statements

99.1	Press release dated March 9, 2006 announcing InFocus Corporation’s expected delay in filing its fiscal 2005 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2006	INFOCUS CORPORATION

		By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

		By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)